Exhibit 5.1

Hunton Andrews Kurth LLP File No: 027120.0001007

September 3, 2025

Board of Directors

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Smithfield Foods, Inc.

Public Offering of Common Stock

Ladies and Gentlemen:

We have acted as Virginia counsel to Smithfield Foods, Inc., a Virginia corporation (the “Issuer”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 ((the “Registration Statement”), relating to the sale in an underwritten offering (the “Offering”) by the selling shareholder (as named in the Registration Statement, the “Selling Shareholder”) of up to 16,000,000 shares (the “Firm Securities”) of the Issuer’s common stock, no par value (the “Common Stock”), and in the event the Selling Shareholder grants an option to the several underwriters (as named in the Registration Statement, the “Underwriters”) to purchase additional shares, up to an additional 2,400,000 shares of Common Stock (the “Option Securities,” and together with the Firm Securities, the “Securities”). The term “Securities” shall include any additional shares of Common Stock registered by the Issuer pursuant to Rule 462(b) under the Securities Act in connection with the Offering. The Securities are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) The Registration Statement;

(b) the preliminary prospectus dated September 3, 2025, relating to the Securities in the form filed by the Issuer with the SEC as part of the Registration Statement;

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Smithfield Foods, Inc.

September 3, 2025

(c) the Amended and Restated Articles of Incorporation of the Issuer, as amended through the date hereof, as certified by the Commonwealth of Virginia State Corporation Commission (the “SCC”) on August 21, 2025 and by the Secretary of the Issuer on the date hereof;

(d) the Amended and Restated Bylaws of the Issuer, as amended through the date hereof, as certified by the Secretary of the Issuer on the date hereof;

(e) resolutions of the Board of Directors of the Issuer adopted by unanimous written consent, effective on August 21, 2025 with respect to, among other things, the due authorization of the Offering, as certified by the Secretary of the Issuer as of the date hereof (the “Board Resolutions”);

(f) form of the Underwriting Agreement;

(g) an executed copy of the certificate of the Secretary of the Issuer, dated the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(h) a copy of the certificate, issued by the SCC as of September 2, 2025 and bring-down verification as of the date hereof, as to the Issuer’s existence and good standing in the Commonwealth of Virginia (the “Good Standing Certificate”); and

(i) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Issuer, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Issuer).

Smithfield Foods, Inc.

September 3, 2025

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Issuer, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. The Issuer is a corporation existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Securities are validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Issuer is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion of counsel an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Smithfield Foods, Inc.

September 3, 2025

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP